                                                                  EXHIBIT 3.1(d)

                                                  Filed this     5th      day of
                                                             ------------
                                                       April        , 1982
                                                  ------------------    -----
                                                  Commonwealth of Pennsylvania
                                                  Department of State

                                                  SECRETARY OF THE COMMONWEALTH

                                                      (Box for Certification)

                      82-17           719

APPLICANT'S ACCT NO.


DSCB:BCL-204 (Rev. 8-72)

                       ----------------------------------
                              (Line for numbering)

Filing Fee:  $75
A18-7

ARTICLES OF                      COMMONWEALTH OF PENNSYLVANIA
INCORPORATION-                        DEPARTMENT OF STATE
DOMESTIC BUSINESS CORPORATION         CORPORATION BUREAU

--------------------------------------------------------------------------------


      In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.    The name of the corporation is:

      Horsham Holding Company, Inc.
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2.    The location and post office address of the initial registered office of the corporation in this Commonwealth is:

      680 Blair Mill Road
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                   (NUMBER)                                      (STREET)

      Horsham                                Pennsylvania              19044
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                    (CITY)                                           (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

                  To engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.



4.    The term for which the corporation is to exist is:   Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

             1,000 shares of common stock, par value $1.00 per share
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                                                                  82-17      720



DSCB:BCL-204 (Rev. 8-72)-2

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such corporation(s) is(are):

             NAME                ADDRESS                       NUMBER AND CLASS OF SHARES
                      (including street and number, if any)
Carol S. Gelembiuk    2001 Fidelity Building                   1 share of common stock
-----------------------------------------------------------------------------------
                      123 South Broad Street
-----------------------------------------------------------------------------------
                      Philadelphia, PA  19109
-----------------------------------------------------------------------------------


7. Shareholders shall not be entitled to cumulative voting rights in the election of directors.



      IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 2nd day of April, 1982.

                                 (SEAL)         /s/ Carol S. Gelembiuk
---------------------------------               --------------------------------
  (SEAL)

                                                                          (SEAL)
                                                ---------------------------

INSTRUCTIONS FOR COMPLETION OF FORM:

   A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

   B. One or more corporations or natural persons of full age may incorporate a business corporation.

   C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.

   D. The following shall accompany this form:

      (1) The copies of Form DSCB:BCL-206 (Registry Statement Domestic or Foreign Business Corporation).

      (2)   Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
            Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

      (3)   Any necessary governmental approvals.

   E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.
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                                                                       82-17 721

                          COMMONWEALTH OF PENNSYLVANIA

                               Department of State

                          CERTIFICATE OF INCORPORATION


                   OFFICE OF THE SECRETARY OF THE COMMONWEALTH

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

      WHEREAS, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.

      WHEREAS, The stipulations and conditions of the Law have been fully complied with by

                          HORSHAM HOLDING COMPANY, INC.

      THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

      Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                        GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 5th day of April in the year of our Lord one thousand nine hundred and eighty-two and of the Commonwealth the two hundred sixth


                                    /s/ William R. Davis
                                    --------------------------------------------
                                          Secretary of the Commonwealth